UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 28, 2026

Blackstone Real Estate Income Trust, Inc.
(Exact Name of Registrant as Specified in its Charter)

Maryland	000-55931	81-0696966
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS. Employer Identification No.)

345 Park Avenue
New York, New York 10154
(Address of Principal Executive Offices) (Zip Code)
Registrant’s telephone number, including area code:
(212) 583-5000
Not Applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act: None

Title of each class	Trading Symbol(s)	Name of each exchange on which registered

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 7.01. Regulation FD Disclosure
August 2026 Distributions
On August 28, 2026, the Company declared distributions for each class of its common stock in the amount per share set forth below:

	Gross Distribution	Stockholder Servicing Fee	Net Distribution
Class I Common Stock	$0.0557	$0.0000	$0.0557
Class S Common Stock	$0.0557	$0.0106	$0.0451
Class S-2 Common Stock	$0.0557	$0.0106	$0.0451
Class D Common Stock	$0.0557	$0.0031	$0.0526
Class D-2 Common Stock	$0.0557	$0.0031	$0.0526
Class T Common Stock	$0.0557	$0.0105	$0.0452
Class T-2 Common Stock	$0.0557	$0.0105	$0.0452
Class L Common Stock	$0.0557	$0.0000	$0.0557
The net distributions for each class of common stock (which represents the gross distributions less stockholder servicing fees for the applicable class of common stock) are payable to stockholders of record immediately following the close of business on August 31, 2026 and will be paid on or about September 21, 2026. These distributions will be paid in cash or reinvested in the applicable class of shares of the Company’s common stock for stockholders participating in the Company’s distribution reinvestment plan. Class C currently has no distribution amount presented as it is generally an accumulating share class whereby its share of income will accrete into its NAV.

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BLACKSTONE REAL ESTATE INCOME TRUST, INC.

Date: August 31, 2026
	By:	/s/ Leon Volchyok
	Name:	Leon Volchyok
	Title:	Chief Legal Officer